**EXHIBIT 10.22**

# FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This **FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT** (this "Amendment") is made and entered into as of December 20, 2018, by and between AMID Merger LP, a Delaware limited partnership (the "Seller"), and Sunoco, LLC, a Delaware limited liability company (the "Buyer"). The Seller and the Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties." All capitalized terms not otherwise defined in this Amendment shall have the respective meanings set forth for such terms in the Purchase Agreement (as defined below).

**WHEREAS**, the Parties have previously entered into that certain Membership Interest Purchase Agreement dated as of November 15, 2018 (the "Purchase Agreement") and now desire to amend the Purchase Agreement as set forth herein.

**NOW, THEREFORE**, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Purchase Agreement is hereby amended by inserting the following into Section 1.1 in the appropriate alphabetical locations:

"Replacement Cost" means the aggregate reasonable and documented out-of-pocket costs and expenses incurred by the Buyer as of the date of delivery of the Closing Statement in connection with the replacement of the primary seal on the storage tank commonly referred to as "Tank Number 7" at the North Little Rock Refined Products Terminal.

"Replacement Cost Excess" means the amount, if any, by which the Replacement Cost is less than $75,000.

"Replacement Cost Deficit" means the amount, if any, by which the Replacement Cost is more than $75,000.

2. Amendment to Section 2.2. Section 2.2(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(a) The aggregate purchase price for the Interests (as it may be adjusted in accordance with this Agreement, the "Purchase Price") shall equal the sum of:

(i) $124,925,000 (the "Base Purchase Price");

(ii) plus an amount equal to the Working Capital Excess (if any);

(iii) minus an amount equal to the Working Capital Deficit (if any);

(iv) plus an amount equal to the Closing Cash (if any);

(v) minus an amount equal to the Closing Indebtedness (if any);

(vi) plus an amount equal to the Replacement Cost Excess (if any); and

(vii) minus an amount equal to the Replacement Cost Deficit (if any).

3. Amendment to Section 2.4(b). The first sentence of Section 2.4(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

"Within 45 calendar days following the Closing, the Buyer shall prepare, or cause to be prepared, and deliver to the Seller a statement (the "Closing Statement"), which shall include (i) a consolidated balance sheet of the Companies as of 12:01 a.m. Central Time on the Closing Date, (ii) a calculation of the total Working Capital of the Companies as of 12:01 a.m. Central Time on the Closing Date determined pursuant to the Worksheet from such balance sheet (the "Closing Working Capital"), (iii) a calculation of the Working Capital Deficit or the Working Capital Excess, as the case may be, (iv) a calculation of the Replacement Cost Excess or the Replacement Cost Deficit, as the case may be, (v) a calculation of Closing Cash, (vi) a calculation of Closing Indebtedness and (vii) the Buyer's determination of the final Purchase Price (the "Final Purchase Price") resulting therefrom."

4. Buyer Acknowledgement. The Buyer acknowledges that it is aware that the primary seal on the storage tank commonly referred to as "Tank Number 7" at the North Little Rock Refined Products Terminal requires replacement and that the Buyer has had the opportunity to make any inquiries of the Seller that the Buyer deems reasonable or necessary in connection with the facts and circumstances of the replacement of such seal (the facts, circumstances and condition of such seal and any replacement thereof, the "Seal Replacement"). The Parties have agreed to the reduction of the Base Purchase Price as originally included in the Purchase Agreement, which reduction is subject to further adjustment as more specifically provided herein, with such reduction and adjustments to constitute full satisfaction for any Losses that the Buyer has or may incur on or after the date of this Amendment in connection with the Seal Replacement. The Buyer hereby waives any claim, including any claim for indemnification pursuant to Article IX of the Purchase Agreement, in any way arising from or relating to the Seal Replacement. The Buyer hereby acknowledges and agrees that the Seal Replacement does not constitute a failure by the Seller to satisfy the conditions specified in Section 7.2(a) and Section 7.2(b) of the Purchase Agreement.

5. No Further Amendment. Except as specifically provided in this Amendment, the Purchase Agreement shall remain in full force and effect pursuant to the terms and conditions thereof. The Parties hereby ratify and confirm the Purchase Agreement as hereby amended. All references to the Purchase Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

6. Governing Law. Section 11.7 of the Purchase Agreement is hereby incorporated into this Amendment by reference *mutatis mutandis*.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission

shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective, duly authorized representatives as of the day and year first above written.

**BUYER:**

SUNOCO, LLC

By:____________________________
Joseph Kim
Chief Executive Officer

**SELLER:**

AMID MERGER LP

By: ARGO Merger GP Sub, LLC, its general partner

By: ______________________
Lynn L. Bourdon III
President and Chief Executive Officer